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                                 EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT


  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of May 1997 by and between Bay View Capital Corporation (the "Corporation"), a Delaware Corporation, and Richard E. Arnold (the "Executive").

                                 R E C I T A L S:

  A. The parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Corporation and the Executive.

  B. The Board of Directors of the Corporation (or "Board") believes it is in the best interests of the Corporation to enter into this Agreement with the Executive in order to assure continuity of management of the Corporation, and has approved and authorized the execution by the Corporation of this Agreement.

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, the parties hereto agree as follows:

  1.  Executive's Title, Duty, Authority and Time Commitment.
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      a.   Title. The Executive's position and title with the Corporation shall
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be that of Executive Vice President, Director of Sales.

      b.   Duties and Authority.  The Executive's duties and authority shall be
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consistent with those of an Executive Vice President, Director of Sales. The
Executive shall render such administrative and management services to the Corporation as are customarily performed by persons employed in the banking and financial services industry in a similar executive capacity. In addition, the Executive shall perform such other duties as the Board, or its authorized representative, may from time to time require. All duties performed by the Executive hereunder shall be in accordance with such reasonable standards as are established from time to time by the Board, or its authorized representative, and performance evaluations shall be conducted by or under the direction of the Board and reviewed with the Executive annually.

      c.   Time Commitment.  During the "Term of this Agreement", as defined
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in Section 5 of this Agreement, unless the Executive has obtained the prior written consent of the Board, or its authorized representative,

           (1) The Executive shall render his full productive time and services to the Corporation, keeping normal business hours, but is authorized to engage in such banking trade association and related activities during normal business hours which, in his judgment, with the concurrence of his immediate supervisor, are in the business interests of the Corporation; and

           (2) The Executive shall not render personal services to any other person or entity for compensation, either as an Executive, consultant, director or officer, if such services
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would conflict with the Executive's duty to the Corporation or adversely affect the Executive's judgment in the performance of his responsibilities. Executive shall remain free to engage in community, charitable, political and personal pursuits which do not interfere with his performance under this Agreement.

  2.  Compensation.  The Corporation agrees to pay the Executive during the Term
      ------------
of this Agreement a base salary as follows: $160,008.00 per annum, with the salary to be reviewed on July 1, 1997, and annually on each July 1st thereafter during the Term of this Agreement. Salary increases are not guaranteed or automatic. The salary provided for in this Agreement shall be payable semi-monthly in accordance with the practices of the Corporation.

  3.  Discretionary Bonuses.  The Executive shall be entitled to participate in
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discretionary bonuses and incentive payments which are now or become authorized and declared by the Board or its authorized representative. Executive shall be entitled to an annual performance bonus of up to forty percent (40.00%) of base salary depending upon the achievement of specific goals set by the Board of Directors. Said annual performance bonus will be prorated for 1997 by a factor of two-thirds.

  4.  Additional Benefits.
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      a.  Participation in Executive Benefit Plans.  The Executive shall be
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entitled to participate in any plan of the Corporation, as such plan may from time to time provide, relating to stock options, stock purchases, pension, thrift, deferred profit-sharing, group insurance coverage, education or retirement or other supplemental Executive benefits that the Corporation has adopted or adopts for the benefit of its Executives.

      b.  Fringe Benefits.  The Executive shall be entitled to participate in
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any other program which is or becomes applicable to the Corporation's executives, as such program may from time to time provide including a reasonable expense account, the payment of reasonable expenses for attending educational seminars and annual and periodic meetings of trade associations, and other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement.

  5.  Term.
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      a.  Initial Term and Automatic Extension.  The initial term of employment
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under this Agreement shall be for a period commencing on May 1st, 1997 and ending on December 31, 1997. On January 1, 1997 and on each January 1st thereafter, the Term of this Agreement shall be extended automatically by one additional year beyond the then-current expiration date, unless either the Corporation or the Executive gives contrary written notice to the other not less than 45 days in advance of the date on which this Agreement would otherwise be extended. Reference herein to the "Term of this Agreement" shall refer to the term as so extended. Section 9, entitled "Change in Control," shall survive the expiration of this Agreement for a period of one (1) year so long as Executive is employed by the Corporation. If Executive is terminated by the Corporation without cause pursuant to Section 7a(2), said Section 9 shall survive this Agreement for a period of one (1) year from the date of termination of employment.

      b.  Consequences of Non-Extension.  If this Agreement is not extended,
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on the expiration of the Term of this Agreement, the Executive shall be deemed to be employed by the Corporation for no specific term and the Executive's rights as an Executive of the Corporation shall be no less than those provided by the laws of the State of California and the laws of the United States;

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provided, however, that such post expiration employment may be terminated at any time by the Executive or by the Board, or its authorized representative, with or without cause by delivery to the Executive of a written notice (the "Termination Notice") of such termination.

  6.   Voluntary Absences.  At such reasonable times as the Board, or its
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authorized representative, shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement. All such voluntary absences shall count as holidays, vacation time, floating holidays, sick leave, compensatory time or other paid time off as specified in Corporation policy, provided that:

      a.   Vacation Entitlement.  The Executive shall be entitled to an annual
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paid vacation of 20 days per year.

      b.  Timing of Vacation.  Vacations shall be scheduled in a reasonable
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manner by the Executive and subject to the Corporation's needs, except that the
Executive shall take not less than ten (10) days vacation consecutively in each calendar year.

  7.  Termination of Employment.
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      a.  Termination by Corporation.  The Executive's employment under this
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Agreement may be terminated, with or without cause, at any time by the Board, or its authorized representative, by delivery to the Executive of a written notice (the "Termination Notice") of such termination. The Termination Notice shall state the effective date of such termination and whether such termination is for "cause," as defined in Section 7a(1), or without cause pursuant to Section
7a(2). Unless the Termination Notice states that the termination is for cause and states with reasonable particularity the cause, the termination shall be deemed to be without cause pursuant to Section 7a(2). In the event an arbitrator appointed pursuant to Section 13 of this Agreement determines that a purported termination for cause was in fact without proper cause, the termination shall nonetheless be effective, but the Executive shall be entitled to the severance payment pursuant to Section 7a(2) hereof.

          (1)  Termination by Corporation for Cause.  The Executive's
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employment under this Agreement may be terminated at any time by the Board, or its authorized representative, for "cause," which shall include, but not be limited to the following:

               (a) The commission by the Executive of an act of misconduct (including, but not limited to, the violation of any law, rule, regulation or cease and desist order applicable to the Executive or the Corporation or its insured subsidiaries), or an act which constitutes a breach of a fiduciary duty owed by the Executive involving personal profit;

               (b) The Executive's material breach of this Agreement, dishonesty, incompetence, willful misconduct, habitual unexcused absence from work, intentional failure to perform duties, or gross negligence in the performance of stated duties;

               (c) The Executive's becoming physically or mentally incapable of performing the essential functions of his employment position, with or without reasonable accommodation, for a period in excess of the applicable leave entitlement mandated by Federal or State law; or

               (d) Any criminal conviction of the Executive (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

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In the event of termination for cause under this Section 7a(1), the Executive shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

               (2)  Termination by Corporation Without Cause.  The Executive's
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employment under this Agreement may be terminated at any time by the Board, or its authorized representative, without cause; provided, however, that unless the termination of this Agreement is for "cause," as set forth in Section 7a(1), or pursuant to Sections 7b, 7c, or 9, then, upon such termination, in addition to any benefits that had accrued to the date of termination but in lieu of any rights or benefits that would have accrued following such termination, the Executive shall be entitled, upon execution of a release acceptable to the Board, or its authorized representative, to a lump sum severance payment of eighteen(18) months salary.

          b.  Termination by the Executive.  This Agreement may be terminated
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by the Executive at any time upon 30 days written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board.

          c.  Termination by Death.  In the event of the death of the Executive
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during the Term of this Agreement, the Executive's estate, or such person as the
Executive may have previously designated in writing for group insurance purposes, shall be entitled to receive the salary due the Executive through the last day of the calendar month in which his death shall have occurred.

  8.  Disability.  If the Executive shall become disabled or incapacitated to
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the extent that he is unable to perform the essential functions of his employment position, with or without reasonable accommodation, he shall be entitled to receive disability benefits of the type provided for other employees of the Corporation. In such event, 90 days after the last day the Executive worked, any rights of the Executive to receive the salary provided in Section 2 of this Agreement shall be suspended until the Executive is able to resume performance of his duties.

  9.  Change in Control.  If during the Term of this Agreement, or within one
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(1) year following the expiration of this Agreement and if Executive is employed by the Corporation, there is a "change in control," as hereinafter defined, of the Corporation, the Executive shall be entitled, upon execution of a release acceptable to the Board or its authorized representative, to a severance payment in the event the Executive's employment is terminated, other than for "cause" as set forth in Section 7a(1) or pursuant to Sections 7b (except as provided below), or 7c, within twenty-four (24) months after the change in control. The amount of this payment shall equal two hundred percent(200%) of the Executive's annual salary as of the date of termination and shall be in lieu of any severance payment that would be due Executive under Section 7a(2); provided, however, that in no event shall the amount of such payment combined with other payments to be paid upon Executive's termination or upon said change in control, exceed two hundred ninety-nine percent (299%) of the Executive's "base amount" of compensation, as discussed in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or such other amount as would from time to time constitute an excess parachute payment nondeductible or taxable respectively under Code Sections 280G or 4999 as they may be amended. Except as provided above, such termination or severance payment shall be in addition to all other amounts payable to the Executive pursuant to this Agreement; provided, however, that the amount of termination or severance payment described in the preceding sentence shall be reduced to the extent that such additional amounts are included in the computation of the payment described in Section 280G(b)(2) of the Code. This termination or severance payment shall also be made in the case of a termination of employment by the Executive pursuant to Section 7b of this Agreement within twenty-four (24) months after a change in control because during such twenty-four (24) month period

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there has been a material diminution of or interference with the Executive's duties, responsibilities and benefits as Executive Vice President of the Corporation. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive, shall constitute such diminution or interference unless consented to in writing by the
Executive: (i) a change in the principal workplace of the Executive to a location more than 25 highway miles from the Corporation's main office; (ii) a reduction or adverse change in the salary or benefits which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all members of senior management of the Corporation; or (iii) a change in Executive's title.

  Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ' 1828(k) and any regulations promulgated thereunder.

  The term "change in control" is defined solely as any acquisition of control of the Corporation (other than pursuant to the acquisition by a trustee or other fiduciary holding securities under an Executive benefit plan of the Corporation), as defined in 12 C.F.R. ' 574.4, or any successor regulation, which would require the filing of an application for acquisition of control or notice of change in control as set forth in 12 C.F.R. ' 574.3, or any successor regulation.

  10.  Successors and Assigns.  The terms, provisions, covenants, and conditions
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of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Executive may not sell, assign, pledge, hypothecate or otherwise transfer this Agreement or any part thereof without the prior written consent of the Corporation, which consent may be withheld by the Corporation for any reason it deems appropriate. "Successors and assigns" shall mean, in the case of the Corporation, any successor pursuant to a merger, consolidation or sale or transfer of all or substantially all of the assets of the Corporation.

  11.  Indemnification.  The Corporation hereby agrees that the Corporation
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shall indemnify the Executive to the fullest extent permitted by  the
Corporation's Bylaws and by Delaware corporate law.

  12.  Disclosure of Information.  Executive recognizes that as an executive of
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the Corporation, Executive occupies a position of trust with respect to much business information of a secret or confidential nature which is the property of the Corporation and which will be imparted to Executive from time to time in the course of Executive's duties. Executive therefore agrees that Executive shall not at any time, whether in the course of his employment or thereafter, use or disclose directly or indirectly to any person outside the Corporation any of such information, except as required in the ordinary course of Executive's duties under this Agreement.

  13.  Arbitration.  The parties hereby agree that any controversy or dispute
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arising out of or relating to this Agreement shall be resolved pursuant to this
Section 13.

       a.  Agreement to Negotiate.  Prior to submitting any controversy,
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dispute or claim arising out of, or relating to, this Agreement to arbitration, the parties hereto agree to observe the following procedures:

           (1) The party desiring to submit any such controversy, dispute or claim to arbitration (the "claimant") first shall give written notice thereof to the other party (the "recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy,

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dispute or claim;

               (2) The recipient shall have a period of fifteen (15) days in which to consider the controversy, dispute or claim which is the subject of the notice and to furnish in writing to the claimant a written statement of the recipient's position;

               (3) Within seven (7) days of claimant's receipt of recipient's written statement, the parties shall meet in an effort to resolve amicably any differences which may exist and, failing such resolution, either or both of the parties shall have the right to submit the matter to arbitration.

          b.  Procedure for Arbitration.
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              (1)  The parties hereby agree that any controversy, dispute or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of this Agreement, shall be settled by arbitration in San Mateo, California. This agreement to arbitrate shall be specifically enforceable. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction.

              (2) Any demand for arbitration must be served on the other party within forty-five (45) days of the act or omission giving rise to the controversy, dispute or claim.

              (3) There shall be one impartial arbitrator chosen by the parties from a list procured from the California Mediation and Conciliation Service.

              (4) The arbitrator shall not extend, modify or suspend any of the terms of this Agreement.

              (5) The decision of the Arbitrator within the scope of the submission shall be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder is hereby waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award.

              (6) Executive agrees that such arbitration shall be the exclusive forum for any controversy, dispute or claim arising out of or relating to this Agreement, or breach or termination of this Agreement. Executive further expressly agrees that in arbitration his exclusive remedy shall be a money award not to exceed the amount of wages he would have earned under this Agreement but for the alleged violation and the Executive shall not be entitled to any other remedy, at law or in equity, including but not limited to reinstatement, other money damages, punitive damages and/or injunctive relief.

              (7) Each party shall pay such party's own attorney or other representative, and the expenses of such party's witnesses and all other expenses connected with his case. Other costs of the arbitration, including the cost of any record or transcript of the arbitration, administrative fees, arbitrator's fees, and all other fees and costs, shall be borne by the Corporation; provided, however, that at the discretion of the Arbitrator, and upon a preponderance of the evidence that one of the parties has engaged in malice, fraud or oppression relating to the termination of the Executive's employment, reasonable attorney's fees and costs may be awarded to the other party.

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  14.  General Provisions.
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       a.  Notices.  Any notice, request, demand or other communication
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required or permitted hereunder shall be deemed to be properly given when personally served in writing and when deposited in the United States mail, registered or certified, postage prepaid, addressed to the party at the last address supplied to the sending party by the addressed party.

       b.  Waiver.  The waiver by any party of a breach of any provision of this
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Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

       c.  Entire Agreement.  Except as provided herein, this Agreement
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contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Corporation. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

       d.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless in writing and signed by both parties, except as herein otherwise provided.

       e.  Paragraph Headings.  The paragraph headings used in this Agreement
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are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

       f.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

       g.  Governing Law.  Except where federal law governs, this Agreement is
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to be governed by and construed under the internal substantive laws of the State of California (and not under conflict of law principles) as such laws apply to contracts made and to be performed entirely in the State of California.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


                                  BAY VIEW CAPITAL CORPORATION,
                                  By:  /s/ Edward H. Sondker
                                      ------------------------------------------
                                  Name:  Edward H. Sondker
                                  Title: President and Chief Executive Officer



                                  THE EXECUTIVE
                                  /s/ Richard E. Arnold
                                  ----------------------------------------------
                                  Richard E. Arnold

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